SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2004

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Item 5. Other Events
Item 7. Exhibits
Exhibit 99.1 Press Release

Item 5. Other Events

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant’s press release which was issued on July 19, 2004.

Exhibit 99.1 is a GenCorp Inc. press release dated July 19, 2004, in which GenCorp announced that the Company had signed a definitive agreement to sell its GDX Automotive business to Cerberus Capital Management, L.P., a New York based investment firm. GenCorp will receive $147 million in cash for the business, on a debt-free cash-free basis. The sale is expected to close during the Company’s fourth quarter, which ends November 30, 2004.

Item 7. Exhibits

99.1	GenCorp Inc.’s press release dated July 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.
	By:	/s/ Mark A. Whitney
		Name:	Mark A. Whitney
Dated: July 21, 2004		Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary